KKR Real Estate Finance Trust Inc. 4th Quarter 2017 Supplemental Information February 28, 2018

Legal Disclosures 2 This presentation has been prepared for KKR Real Estate Finance Trust Inc. (NYSE: KREF) for the benefit of its stockholders. This presentation is solely for informational purposes in connection with evaluating the business, operations and financial results of KKR Real Estate Finance Trust Inc. and its subsidiaries (collectively, "KREF"). This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any securities, any investment advice or any other service by KREF. Nothing in this presentation constitutes the provision of any tax, accounting, financial, investment, regulatory, legal or other advice by KREF or its advisors. This presentation may not be referenced, quoted or linked by website by any third party, in whole or in part, except as agreed to in writing by KREF. This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect KREF’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate," "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on KREF’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KREF or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which KREF invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which KREF participates; changes in KREF’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; adverse legislative or regulatory developments; reductions in the yield on KREF’s investments and increases in the cost of KREF’s financing; acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to KREF or the owners and operators of the real estate securing KREF’s investments; deterioration in the performance of properties securing KREF’s investments that may cause deterioration in the performance of KREF’s investments and, potentially, principal losses to KREF; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing KREF’s investments and declines in the fair value of KREF’s investments; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; difficulty in successfully managing KREF’s growth, including integrating new assets into KREF’s existing systems; the cost of operating KREF’s platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; the availability of qualified personnel and KREF’s relationship with KKR Real Estate Finance Manager LLC; KKR controls KREF and its interests may conflict with those of KREF’s stockholders in the future; KREF’s qualification as a REIT for U.S. federal income tax purposes and KREF’s exclusion from registration under the Investment Company Act of 1940; authoritative GAAP or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”), the Internal Revenue Service, the New York Stock Exchange and other authorities that KREF is subject to, as well as their counterparts in any foreign jurisdictions where KREF might do business; and other risks and uncertainties, including those described under the section entitled "Risk Factors" in KREF’s prospectus dated May 4, 2017, filed with the SEC on May 8, 2017, as such factors may be updated from time to time in KREF’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this presentation. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this presentation and in KREF’s filings with the SEC. All forward looking statements in this presentation speak only as of February 28, 2018. KREF undertakes no obligation to publicly update or review any forward- looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All financial information in this presentation is as of December 31, 2017 unless otherwise indicated. This presentation also includes non-GAAP financial measures, including Core Earnings, Core Earnings per Weighted Average Share, Net Core Earnings and Net Core Earnings per Weighted Average Share. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with U.S. GAAP. Please refer to the Appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with U.S. GAAP.

4Q17 Key Highlights 3 Note: Net income attributable to common stockholders per share and Net Core Earnings per share based on diluted weighted average shares outstanding as of December 31, 2017; book value per share and increase in net interest income per share due to an increase in one-month USD LIBOR based on shares outstanding at December 31, 2017. (1) See Appendix for definition and reconciliation to financial results prepared in accordance with GAAP. (2) Based on KREF closing price as of February 28, 2018. (3) LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. (4) Assumes spot one-month USD LIBOR rate of 1.56%. Financials  Net income attributable to common stockholders of $17.0 million or $0.32 per share; Net Core Earnings(1) of $17.1 million or $0.32 per share  Book value of $19.73 per share  Paid 4Q dividend of $0.37 per share on January 12, 2018, equating to a 7.6% annualized dividend yield(2) Originations Total Portfolio Capitalization Interest Rate Sensitivity  Originated $331.8 million of floating-rate senior loans with a weighted average LTV of 66%(3)  2017 originations of $1.5 billion  Subsequent to quarter end, originated a $75.5 million floating-rate senior loan with an LTV of 73%(3)  Outstanding total loan portfolio of $2.1 billion, up 15% from 3Q  Portfolio weighted average LTV of 67%(3)  93% floating-rate senior loans  Senior loans weighted average LTV of 67%(3)  Weighted average risk rating of 2.9 (Average Risk)  $0.9 billion of undrawn capacity on secured financing facilities  (1) Upsized two term credit facilities by a total of $250 million and extended maturity dates and (2) terminated $250 million term credit facility  93% of the portfolio is floating-rate  A 50 basis point increase in one-month USD LIBOR would increase net interest income by $2.8 million or $0.05 per share over the next twelve months(4)

4Q17 Financial Summary 4 (1) See Appendix for definition and reconciliation to financial results prepared in accordance with GAAP. (2) Includes $82.0 million of Loan Participations Sold and $63.0 million of Non-Consolidated Senior Interests, which resulted from non-recourse sales of senior loan interests in loans KREF originated. (3) Represents (i) total outstanding face amount of secured debt agreements less cash to (ii) total stockholders’ equity. (4) Represents (i) total outstanding face amount of secured debt agreements, loan participations sold and non-consolidated senior interests less cash to (ii) total stockholders’ equity. Income Statement ($ in Millions, except per share data) 4Q17 Net Interest Income $19.8 Other Income $3.8 Operating Expenses and Other $(6.5) Net Income Attributable to Common Stockholders $17.0 Weighted Average Shares Outstanding, Diluted 53,688,027 Net Income Per Share $0.32 Net Core Earnings(1) $17.1 Net Core Earnings per Share(1) $0.32 Dividend per Share $0.37 4Q17 Total Portfolio $2,083.1 Secured Debt Outstanding Face Amount $969.3 Senior Loan Interests(2) $145.0 Total Leverage $1,114.3 Total Stockholders Equity $1,059.1 Cash $103.1 Debt-to-Equity Ratio(3) 0.8x Total Leverage Ratio(4) 1.0x Shares Outstanding 53,685,440 Book Value Per Share $19.73 Balance Sheet ($ in Millions, except per share data)

$1,812 $291 3Q17 Portfolio 4Q17 Fundings 4Q17 Repayments 4Q17 Portfolio 4Q17 Loan Originations 5 ($ in Millions) $2,083 $316 Future Funding Obligations(2) Summary of 4Q17 Originations Outstanding Portfolio • New loans originated2 • Committed to new loans$332mm • Senior loans100% • Floating-rate loans100% • Weighted average LTV66% • Weighted average couponL+4.0% • Weighted average underwritten IRR(1)11.8% ($20) $2,399 (1) See Appendix for definition. (2) Future funding obligations are generally contingent upon certain events and may not result in investment by us. +15%

2017 Loan Originations 6 $841 $1,310 4Q16 Portfolio 2017 Fundings 2017 Repayments 4Q17 Portfolio ($ in Millions) $2,083 $316 Future Funding Obligations(2) Summary of 2017 Originations Outstanding Portfolio • New loans originated12 • Committed to new loans$1.5bn • Senior loans100% • Floating-rate loans100% • Weighted average LTV68% • Weighted average couponL+4.0% • Weighted average underwritten IRR(1)11.9% ($68) $2,399 (1) See Appendix for definition. (2) Future funding obligations are generally contingent upon certain events and may not result in investment by us. • Originated $1.5 billion of floating-rate senior loans in 2017, up 175% from prior year +148%

4Q17 Loan Originations – Case Studies 7 Investment New Jersey Multifamily Minneapolis Office Loan Type Floating-Rate Senior Loan Floating-Rate Senior Loan Loan Size $150 million $182 million Location North Bergen, NJ Minneapolis, MN Collateral 320 unit Class A luxury apartment building Two Class A office buildings totaling 1.1mm SF Loan Purpose Acquisition Refinance LTV(1) 57% 75% Investment Date October 2017 November 2017 Asset Photos(2) (1) LTV based on initial loan amount divided by the as-is appraised value as of the date the loan was originated. (2) Asset photo for New Jersey Multifamily loan represents rendering, not actual property photo.

4Q17 KREF Portfolio by the Numbers 8 • $2.1 billion portfolio comprised of 33 investments • Portfolio weighted average LTV of 67%(1) Investment Type(2) Property Type(3) Interest Rate Type Geography(3) Note: The charts above are based on total assets. Total assets reflect (i) the principal amount of our senior and mezzanine loans and (ii) the cost basis of our CMBS B-Pieces, net of VIE liabilities. In accordance with GAAP, we carry our CMBS B-Pieces at fair value, which we valued above our cost basis as of December 31, 2017. (1) LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. See page 12 for additional details. (2) Senior loans include senior mortgages and similar credit quality loans, including related contiguous junior participations in senior loans where KREF has financed a loan with structural leverage through the non-recourse sale of a corresponding first mortgage. (3) Excludes CMBS B-Pieces. Senior Loans 90% CMBS 6% Mezz 4% Floating 93% Fixed 7% Office 40% Multifamily 27% Retail 13% Condo (Residential) 10% Industrial/ Flex 7% Hospitality 2% NY 28% CA 14% GA 11% CO 8% Other 39%

Maximum Capacity Outstanding Face Amount Weighted Average Coupon Term Credit Facilities $1,750 $969 L+2.07% Corporate Revolving Facility $75 -- -- Total Secured Debt $1,825 $969 Senior Loan Interests(2) $145 $145 L+1.9% Total Leverage $1,970 $1,114 4Q17 Financing Overview 9 • Upsized Goldman Sachs term credit facility by $150 million and extended maturity to 2022 on a fully-extended basis • Upsized Morgan Stanley term credit facility by $100 million(1) and extended maturity to 2021 on a fully-extended basis • Terminated JPMorgan term credit facility • Total financing capacity of $1.8 billion with $856 million of undrawn capacity ($ in Millions) Summary of Outstanding Financing Debt-to-Equity Ratio of 0.8x(3) (1) Subject to customary conditions, KREF is permitted to request the facility be further increased by an additional $150 million. (2) Includes $82.0 million of Loan Participations Sold and $63.0 million of Non-Consolidated Senior Interests, which result from non-recourse sales of senior loan interests in loans KREF originated. (3) Represents (i) total outstanding face amount of secured debt agreements less cash to (ii) total stockholders’ equity. (4) Represents (i) total outstanding face amount of secured debt agreements, loan participations sold and non-consolidated senior interests less cash to (ii) total stockholders’ equity. Total Leverage Ratio of 1.0x(4)

• KREF benefits in a rising rate environment • 93% of the portfolio is indexed to one-month USD LIBOR • A 50 basis point increase in one-month USD LIBOR would increase net interest income by $2.8 million or $0.05 per share over the next 12 months(1)(2) Net Interest Income Sensitivity to LIBOR Increases(1)(2) ($ in Millions) (1) As of December 31, 2017, assumes loans are drawn up to maximum approved advance rate based on current principal amount; per share amount assumes 53,685,440 shares outstanding. (2) Assumes spot one-month USD LIBOR rate of 1.56%. $2.8 $5.5 $8.3 $11.0 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 0.50% 1.00% 1.50% 2.00% Change in LIBOR Interest Rate Sensitivity 10

Appendix 11

Portfolio Details

#	Investment ($ in millions)	Location	Property Type	Investment Date	Committed Principal Amount	Current Principal Amount	Net Equity(2)	Future Funding(3)	Coupon(4)(5)	Max Remaining Term (Yrs)(4)(6)	LTV(4)(7)
Senior Loans(1)											
1	Senior Loan	New York, NY	Condo (Resi)	8/4/2017	$239.2	$205.5	$112.2	$0.0	L + 4.8%	2.6	69%
2	Senior Loan	Minneapolis, MN	Office	11/13/2017	181.8	133.7	132.4	48.1	L + 3.8%	4.9	75%
3	Senior Loan	Portland, OR	Retail	10/26/2015	177.0	119.8	43.8	57.2	L + 5.5%	2.8	61%
4	Senior Loan	San Diego, CA	Office	9/9/2016	168.0	146.8	43.1	21.2	L + 4.2%	3.8	71%
5	Senior Loan	Irvine, CA	Office	4/11/2017	162.1	131.0	33.3	31.1	L + 3.9%	4.3	62%
6	Senior Loan	North Bergen, NJ	Multifamily	10/23/2017	150.0	135.6	134.2	14.4	L + 4.3%	4.8	57%
7	Senior Loan	Brooklyn, NY	Retail	9/27/2016	138.6	121.4	39.5	17.2	L + 5.0%	3.8	59%
8	Senior Loan	Brooklyn, NY	Office	3/30/2017	132.3	100.9	27.0	31.4	L + 4.4%	4.3	68%
9	Senior Loan	Atlanta, GA	Office	8/15/2017	119.0	95.3	13.2	5.0	L + 4.0%	4.7	66%
10	Senior Loan	Honolulu, HI	Multifamily	8/23/2017	105.0	100.0	24.3	22.9	L + 4.5%	3.8	59%
11	Senior Loan	Crystal City, VA	Office	9/14/2016	103.5	80.6	26.2	5.8	L + 3.0%	4.7	66%
12	Senior Loan	Denver, CO	Multifamily	2/28/2017	85.9	78.7	15.6	0.0	L + 3.8%	4.2	75%
13	Senior Loan	Denver, CO	Multifamily	8/4/2017	81.0	81.0	19.7	0.0	L + 4.0%	4.6	73%
14	Senior Loan	Austin, TX	Multifamily	2/15/2017	79.2	61.2	16.4	18.0	L + 4.2%	4.2	71%
15	Senior Loan	Queens, NY	Industrial	7/21/2017	75.1	61.3	14.8	13.8	L + 3.7%	4.6	72%
16	Senior Loan	New York, NY	Multifamily	10/7/2016	74.5	67.9	18.8	6.6	L + 4.4%	3.8	68%
17	Senior Loan	Atlanta, GA	Industrial	12/17/2015	73.0	67.5	18.1	5.5	L + 4.0%	3.0	73%
18	Senior Loan	Atlanta, GA	Office	5/12/2017	61.9	46.0	13.9	15.9	L + 4.0%	4.4	71%
19	Senior Loan	Nashville, TN	Office	5/19/2016	55.0	52.8	13.3	2.2	L + 4.3%	4.0	70%
Total / Weighted Average					**$2,262.0**	**$1,886.9**	**$759.9**	**$316.3**	**L + 4.2%**	**4.0**	**67%**
Mezzanine Loans											
1	Mezzanine Loan	Clearwater, FL	Hospitality	1/22/2015	$35.0	$35.0	$33.3	$0.0	L + 9.8%	2.1	73%
2	Mezzanine Loan	Chicago, IL	Retail	6/23/2015	16.5	16.5	16.4	0.0	L + 9.2%	2.5	82%
3 - 8	Fixed Rate Mezzanine Loans	Various	Various	Various	26.2	26.2	24.9	0.0	10.6%	7.4	77%
Total / Weighted Average					**$77.7**	**$77.7**	**$74.6**	**0.0**	**11.0%**	**4.0**	**76%**
CMBS											
Total / Weighted Average					**$349.2**	**$323.2**	**$118.5**	**$26.0**	**4.3%**	**8.1**	**64%**
Portfolio Total / Weighted Average					**$2,688.9**	**$2,287.8**	**$953.0**	**$316.3**	**5.9%**	**4.2**	**67%**

4Q17 Outstanding Portfolio(8)	$2,083.1

(1) Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio.
(2) Net equity reflects (i) the amortized cost basis of our loans, net of borrowings and a 5% noncontrolling interest in the entity that holds certain of our mezzanine loans; (ii) the cost basis of our CMBS B-Pieces, net of VIE liabilities; and (iii) the cost basis of our investment in RECOP.
(3) Represents Committed Principal Amount less Current Principal Amount on Senior Loans with the exception of Loan #12, for which the future funding commitment is held by the syndicated senior participation; there is no future funding on mezzanine loans or CMBS with the exception of $26 million of remaining commitment to RECOP.
(4) Weighted averages are weighted by current principal amount for senior loans and mezzanine loans; weighted averages are weighted by net equity for CMBS B-Pieces; weighted average coupon calculation includes one-month USD LIBOR for floating-rate Mezzanine Loans.
(5) L = one-month USD LIBOR rate; spot one-month USD LIBOR rate of 1.56% included in mezzanine loan and portfolio-wide averages represented as fixed rates.
(6) Max remaining term (years) assumes all extension options are exercised, if applicable.
(7) For senior and mezzanine loans, loan-to-value ratio ("LTV") is based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated; for Senior Loan 1, LTV is based on the total initial loan amount of $239.2 million divided by the appraised net sell-out value of $345.4 million; for Mezzanine Loan 1, LTV is based on the total loan amount divided by the as-is appraised value at March 17, 201 Pieces, LTV is based on the weighted average LTV of the underlying loan pool at issuance.
(8) Represents Current Principal Amount of Senior Loans and Mezzanine Loans and Net Equity Amount for CMBS.

12

KKR REAL ESTATE FINANCE TRUST

Fully Extended Loan Maturities 13 Fully Extended Loan Maturities(1) ($ in Millions) (1) Excludes CMBS; includes non-consolidated senior interests. • Fully extended weighted average loan maturity of 4.0 years(1) $376.8 $484.2 $1,077.4 $8.0 $18.2 $0 $200 $400 $600 $800 $1,000 $1,200 2018 2019 2020 2021 2022 2023 2024 2025 Fully extended maturity

14 (in thousands - except share and per share data) December 31, 2017 December 31, 2016 Assets Cash and cash equivalents $ 103,120 $ 96,189 Restricted cash and cash equivalents 400 157 Commercial mortgage loans, held-for-investment, net 1,888,510 674,596 Commercial mortgage loans, held-for-sale, net - 26,230 Preferred interest in joint venture, held-to-maturity - 36,445 Equity method investments 14,390 - Accrued interest receivable 8,423 2,974 Other assets 7,239 2,728 Commercial mortgage loans held in variable interest entities, at fair value 5,372,811 5,426,084 Total Assets 7,394,893 6,265,403 Liabilities and Equity Liabilities Secured financing agreements, net 964,800 439,144 Loan participations sold, net 81,472 - Accounts payable, accrued expenses and other liabilities 2,465 2,297 Dividends payable 19,981 - Accrued interest payable 1,623 593 Due to affiliates 4,442 1,728 Variable interest entity liabilities, at fair value 5,256,926 5,313,574 Total Liabilities 6,331,709 5,757,336 Commitments and Contingencies Temporary Equity Redeemable noncontrolling interests in equity of consolidated joint venture 3,090 3,030 Redeemable preferred stock 949 - Permanent Equity Preferred stock, 50,000,000 authorized (1 share with par value of $0.01 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively, and 125 shares with stated value of $1,000.00 issued and outstanding as of December 31, 2016) - 125 Common stock, 300,000,000 authorized (53,685,440 and 24,158,392 shares with par value of $0.01 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively) 537 242 Additional paid-in capital 1,052,851 479,417 Retained earnings 6,280 17,914 Repurchased stock, 26,398 shares repurchased as of December 31, 2017 (523) - Total KKR Real Estate Finance Trust Inc. stockholders’ equity 1,059,145 497,698 Noncontrolling interests in equity of consolidated joint venture - 7,339 Total Permanent Equity 1,059,145 505,037 Total Liabilities and Equity $ 7,394,893 $ 6,265,403 Consolidated Balance Sheets

15 (in thousands - except share and per share data) For the Three Months Ended For the Year Ended Dec 31, 2017 Dec 31, 2016 Dec 31, 2017 Dec 31, 2016 Dec 31, 2015 Net Interest Income Interest income $ 28,385 $ 11,775 $ 83,145 $ 32,659 $ 12,536 Interest expense 8,632 3,456 21,224 7,432 554 Total net interest income 19,753 8,319 61,921 25,227 11,982 Other Income Realized gain on sale of investments - 285 - 285 1,155 Change in net assets related to consolidated variable interest entities 3,035 5,501 15,845 15,461 8,868 Income from equity method investments 414 875 - - Other income 352 79 968 222 305 Total other income (loss) 3,801 5,865 17,688 15,968 10,328 Operating Expenses General and administrative 1,682 522 4,936 2,270 1,994 Management fees to affiliate 3,979 1,846 13,492 5,934 2,620 Incentive compensation to affiliate - - - 365 131 Total operating expenses 5,661 2,368 18,428 8,569 4,745 Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends 17,893 11,816 61,181 32,626 17,565 Income tax expense 714 140 1,102 354 393 Net Income (Loss) 17,179 11,676 60,709 32,272 17,172 Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture 82 54 216 302 272 Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture - 212 801 813 137 Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries 17,097 11,410 59,062 31,157 16,763 Preferred Stock Dividends 63 4 244 16 15 Net Income (Loss) Attributable to Common Stockholders $ 17,034 $ 11,406 $ 58,818 $ 31,141 $ 16,748 Net Income (Loss) Per Share of Common Stock, Basic and Diluted $ 0.32 $ 0.47 $ 1.30 $ 1.61 $ 1.95 Weighted Average Number of Shares of Common Stock Outstanding, Basic 53,685,440 24,158,392 45,320,358 19,299,597 8,605,876 Weighted Average Number of Shares of Common Stock Outstanding, Diluted 53,688,027 24,158,392 45,321,360 19,299,597 8,605,876 Consolidated Statements of Income

Reconciliation of GAAP Net Income to Core Earnings and Net Core Earnings 16 4Q17 3Q17 ($ in thousands, except share and per share data) Net Income Attributable to Common Stockholders $17,034 $17,339 Adjustments Non-cash equity compensation expense 25 25 Incentive compensation to affiliate - - Depreciation and amortization - - Unrealized (gains) or losses 79 (887) Core Earnings(1) $17,138 $16,477 Weighted Average Shares Outstanding, Diluted 53,685,483 53,697,041 Core Earnings per Weighted Average Share(1) $0.32 $0.31 Core Earnings(1) $17,138 $16,477 Less: Incentive compensation to affiliate - - Net Core Earnings(1) $17,138 $16,477 Weighted Average Shares Outstanding, Diluted 53,688,027 53,697,041 Net Core Earnings per Weighted Average Share(1) $0.32 $0.31 (1) See Appendix page 17 for definitions. Excludes $1.1 million and $1.3 million, or $0.02 and $0.02 per diluted weighted average share outstanding of net original issue discount on CMBS B-pieces accreted as a component of taxable income during 4Q17 and 3Q17, respectively.

Key Definitions 17 • "Core Earnings" and “Net Core Earnings”: Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. The Company also uses Core Earnings to determine the management and incentive fees it pays to its Manager. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to the Company's Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between the Company's Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to the Company’s Manager. The Company believes providing Core Earnings and Net Core Earnings on a supplemental basis to net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company's business. Core Earnings and Net Core Earnings should not be considered as substitutes for GAAP net income. The Company's methodology for calculating Core Earnings and Net Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company's Core Earnings and Net Core Earnings may not be comparable to similar measures presented by other REITs. • “IRR”: IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average underwritten IRR for the investments shown reflects the returns underwritten by KKR Real Estate Finance Manager LLC, the Company’s external manager, taking into account certain assumptions around leverage up to no more than the maximum approved advance rate, and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitment and associated loan repayments, and assumes no defaults. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes the one-month spot USD LIBOR as of the date the loan was originated. There can be no assurance that the actual weighted average IRRs will equal the weighted average underwritten IRRs shown.